EXHIBIT 23.2

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-73186 on Form S-3 and Registration Statement No. 33-84008 on Form S-8 of Anchor Financial Corporation of our report dated February 4, 1994 (relating to the financial statements of The Anchor Bank of North Carolina not presented separately herein) appearing in this Annual Report on Form 10-K of Anchor Financial Corporation for the year ended December 31, 1995.


(Signature of Deloitte & Touche LLP)

Raleigh, North Carolina
March 22, 1996

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